UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 28, 2008 (February 22, 2008)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2008, Comstock Homebuilding Companies, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Stonehenge Funding, LC (the “Lender”), a wholly-owned subsidiary of Comstock Asset Management, an entity wholly-owned by Christopher Clemente, the Chairman and Chief Executive Officer of the Company. After closing on the Loan (as defined below), the Lender entered into individual participation agreements with respect to the Loan with various other related party individuals including Gregory Benson, a member of the Company’s Board of Directors (the “Board”) and the Company’s Chief Operating Officer, and Tracy Schar, an employee of the Company and Mr. Clemente’s spouse.

Under the terms of the Agreement, the Lender has provided a short-term loan (the “Loan”) to the Company of $4.0 million to be used by the Company for various working capital purposes. The Loan is secured by the Company’s anticipated Federal income tax refund for fiscal year 2007, with interest only payments at a fixed rate of 12% per annum due monthly until Loan maturity, which shall occur at the earlier to occur of (i) August 22, 2008, (ii) receipt by the Company of its FY07 Federal income tax refund or the date that the Company’s FY07 Federal income tax return is accepted as final in the event the Internal Revenue Service (the “IRS”) determines that no refund is due or such refund is otherwise attached or subjected to a tax lien by the IRS, or (iii) the date on which a change in control of the Company occurs. The origination fee paid by the Company to the Lender at closing of the Loan totaled $200,000.

In connection with entry into the Agreement, the Company executed a secured promissory note in favor of the Lender in the amount of $4.0 million. In addition, Comstock Potomac Yard, L.C. (the “Guarantor”), a wholly-owned subsidiary of the Company, agreed to become a future guarantor of the Loan in the event the existing Corus Bank credit facility secured by the Guarantor’s Eclipse at Potomac Yard project is satisfied, by refinancing or otherwise.

The Loan was approved by a majority of the disinterested members of the Board. In approving the Loan, the Board took into account a number of considerations, including the recommendation of a special committee comprised entirely of independent members of the Board. The Board formed the special committee because the Lender is a related party to the Company. Messers. Clemente and Benson abstained from participation in all Board deliberations regarding the Company’s short-term financing options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary